MTBC Reports First Quarter 2019 Results, Reaffirms Guidance

Company Reports 82% Revenue Growth

SOMERSET, N.J., May 8, 2019 (GLOBE NEWSWIRE) – MTBC, Inc. (the “Company” or “MTBC”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for the first quarter ended March 31, 2019. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for the rest of the year.

Highlights

●	Revenue of $15.1 million, 82% growth over Q1 2018
●	GAAP net loss of $296,000
●	Adjusted EBITDA of $1.6 million
●	Adjusted net income of $1.3 million or $0.11 per share and 92% growth over Q1 2018

“We are pleased to report a strong start to 2019, including an 82% year-over-year increase in our first quarter revenue to $15.1 million, and a $606,000 increase in adjusted EBITDA to $1.6 million. Revenue and adjusted EBITDA were both consistent with our 2019 guidance, and we delivered our eighth consecutive quarter of positive adjusted EBITDA,” said Stephen Snyder, MTBC’s Chief Executive Officer.

Stephen Snyder continued, “During the five years since our IPO, MTBC has grown its revenue at a compound annual growth rate of 37%, from $10 million in 2013 to over $50 million in 2018. In addition to our top-line growth, we doubled our adjusted EBITDA year-over-year during 2018, while generating positive cash from operations. In recognition of MTBC’s track record and successful growth, we are pleased that Nasdaq uplisted MTBC from Nasdaq Capital Markets to its exclusive Nasdaq Global Market during Q1 2019 after concluding that we satisfied its strict financial, liquidity, and corporate governance standards.”

First Quarter 2019 Financial Results

Revenue for the first quarter 2019 was $15.1 million, an increase of 82% compared to $8.3 million in first quarter 2018. For the first quarter 2019, the GAAP net loss was $296,000, or $0.15 per share, compared to GAAP net income of $75,000 in Q1 2018. GAAP net loss includes non-cash amortization and depreciation expense of $757,000, including $262,000 resulting from the amortization of intangible assets from the acquisition of Orion during the second half of 2018, and stock-based compensation expense of $758,000.

Adjusted EBITDA for the first quarter of 2019 increased by 62% to $1.6 million, as compared to $974,000 in Q1 2018.

Bill Korn, MTBC’s Chief Financial Officer remarked, “This was our eighth consecutive quarter of positive adjusted EBITDA, which was 10% of revenue. It represents a new record for MTBC. As we continue to scale our business, we are able to spread our fixed overhead over larger revenues.”

Non-GAAP adjusted net income for Q1 2019 was $1.3 million, or $0.11 per share, growth of 92% or $611,000 compared to Q1 2018. Non-GAAP adjusted net income per share is calculated using the end-of-period common shares outstanding. “Since non-GAAP adjusted net income excludes non-cash amortization of purchased intangible assets, stock-based compensation, and integration, transaction and restructuring costs, management finds that it better reflects our overall operational performance through the adjustment for required non-cash GAAP expenses,” said Bill Korn.

The Q1 2019 GAAP operating loss was $238,000. Non-GAAP adjusted operating income was $1.1 million, or 8% of revenue, which represents an improvement of $408,000 or 55% from Q1 2018.

During first quarter 2019, MTBC generated $938,000 in cash from operations, which was MTBC’s sixth consecutive quarter with positive cash from operations. Management utilizes non-GAAP measures of profitability, such as adjusted EBITDA, adjusted operating income and adjusted net income, in part because they better approximate the cash impact of the Company’s operations.

Cash Balance and Capital

As of March 31, 2019, the Company had approximately $12.5 million in cash and positive working capital (current assets less current liabilities) of approximately $14.5 million. The Company has a $10 million revolving line of credit with Silicon Valley Bank, which is untapped, but is available to help finance growth initiatives, including potential future acquisitions with the bank’s approval.

In addition to common stock, MTBC has non-convertible Series A Preferred Stock, which is perpetual, trades on the Nasdaq Global Market under the ticker MTBCP, pays monthly cash dividends at the rate of 11% per annum and can be redeemed at the Company’s option at $25.00 per share starting in November 2020.

Tuck-in Acquisition

On April 3, 2019, the Company, through its wholly-owned subsidiary, MTBC-Med, Inc., closed on the acquisition of the assets of Etransmedia Technology, Inc. and related entities for a purchase price of $1.6 million. Etransmedia was engaged in the business of providing medical billing, practice management, credentialing, transcription, record retention, and request for information and related services to hospitals and independent physician practices.

2019 Guidance

MTBC is reaffirming its forward-looking guidance for the fiscal year ending December 31, 2019:

For the Fiscal Year Ending December 31, 2019 Forward-Looking Guidance
Revenue	$63 – $65 million
Adjusted EBITDA	$8 – $10 million

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The Company anticipates 2019 revenue of approximately $63 to $65 million, which represents growth of 24% to 29% over 2018 revenue. Revenue guidance includes revenues from Etransmedia’s customers for the remainder of 2019 but excludes the effects of any additional, material acquisitions.

Adjusted EBITDA is expected to be $8 to $10 million for 2019, growth of 67% to 108% over 2018 adjusted EBITDA.

According to Bill Korn, “MTBC’s financial position is its strongest ever. Our 2018 adjusted EBITDA was double 2017’s adjusted EBITDA, and we anticipate a similar increase in 2019. This gives us the freedom to pursue multiple paths for continued growth, including organic growth, partnership opportunities, and the potential for material accretive acquisitions. Since we can’t predict the timing and magnitude of significant acquisitions, our forward-looking guidance does not take these into account.”

Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the Q1 2019 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.mtbc.com/events. An audio-only option is available by dialing 412-717-9224 and referencing “MTBC First Quarter 2019 Earnings Call.” Investors who opt for audio-only will need to download the related slides at ir.mtbc.com/events.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-0088 and providing access code 10130999.

About MTBC

MTBC, Inc. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentation, read recent articles, and listen to interviews with management, please visit ir.mtbc.com/events.

Follow MTBC on LinkedIn, Twitter and Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our website at ir.mtbc.com.

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Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, potential acquisitions, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective operations in Pakistan and Sri Lanka, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

bkorn@mtbc.com

(732) 873-5133

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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MTBC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$12,526,647	$14,472,483
Accounts receivable - net of allowance for doubtful accounts of $184,000 and $189,000 at March 31, 2019 and December 31, 2018, respectively	7,807,867	7,331,474
Contract asset	2,356,314	2,608,631
Inventory	364,219	444,437
Current assets - related party	13,200	25,203
Prepaid expenses and other current assets	907,120	1,191,445
Total current assets	23,975,367	26,073,673
Property and equipment - net	2,148,604	1,832,187
Operating lease right-of-use assets	4,031,254	-
Intangible assets - net	6,083,516	6,634,003
Goodwill	12,593,795	12,593,795
Other assets	469,072	489,703
TOTAL ASSETS	$49,301,608	$47,623,361
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,066,091	$2,438,267
Accrued compensation	1,651,735	1,731,063
Accrued expenses	2,063,614	1,589,009
Deferred rent (current portion)	-	90,657
Operating lease liability (current portion)	1,681,064	-
Deferred revenue (current portion)	21,354	25,355
Accrued liability to related party	10,663	10,663
Notes payable (current portion)	185,944	277,776
Contingent consideration	307,385	526,432
Dividend payable	1,486,709	1,468,724
Total current liabilities	9,474,559	8,157,946
Notes payable	201,574	222,400
Deferred rent	-	189,366
Operating lease liability	2,482,853	-
Deferred revenue	19,215	18,949
Deferred tax liability	108,814	164,346
Total liabilities	12,287,015	8,753,007
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 4,000,000 shares; issued and outstanding 2,162,449 and 2,136,289 shares at March 31, 2019 and December 31, 2018, respectively	2,162	2,136
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 12,750,541 and 12,570,557 shares at March 31, 2019 and December 31, 2018, respectively; outstanding, 12,009,742 and 11,829,758 shares at March 31, 2019 and December 31, 2018, respectively	12,751	12,571
Additional paid-in capital	63,372,839	65,142,460
Accumulated deficit	(24,499,436)	(24,203,745)
Accumulated other comprehensive loss	(1,211,723)	(1,421,068)
Less: 740,799 common shares held in treasury, at cost at March 31, 2019 and December 31, 2018	(662,000)	(662,000)
Total shareholders’ equity	37,014,593	38,870,354
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$49,301,608	$47,623,361

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MTBC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2019	2018
NET REVENUE	$15,080,211	$8,307,325
OPERATING EXPENSES:
Direct operating costs	9,847,540	4,484,055
Selling and marketing	361,399	305,014
General and administrative	4,162,076	2,600,734
Research and development	254,656	255,880
Change in contingent consideration	(64,203)	31,749
Depreciation and amortization	756,740	590,771
Total operating expenses	15,318,208	8,268,203
OPERATING (LOSS) INCOME	(237,997)	39,122
OTHER:
Interest income	78,200	5,285
Interest expense	(95,396)	(74,081)
Other (expense) income - net	(81,030)	151,374
(LOSS) INCOME BEFORE INCOME TAXES	(336,223)	121,700
Income tax (benefit) provision	(40,532)	46,664
NET (LOSS) INCOME	$(295,691)	$75,036

Preferred stock dividend	1,492,700	775,332
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,788,391)	$(700,296)

Net loss per common share: basic and diluted	$(0.15)	$(0.06)
Weighted-average common shares used to compute basic and diluted loss per share	11,946,003	11,616,938

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MTBC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	2019	2018
OPERATING ACTIVITIES:
Net (loss) income	$(295,691)	$75,036
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	773,933	602,836
Deferred rent	-	(16,736)
Lease amortization	393,210	-
Deferred revenue	(3,735)	(21,889)
Provision for doubtful accounts	4,599	78,556
(Benefit) provision for deferred income taxes	(55,532)	38,000
Foreign exchange loss (gain)	243,133	(146,939)
Interest accretion	120,051	48,712
Gain on sale of assets	(26,213)	-
Stock-based compensation expense	757,525	127,691
Change in contingent consideration	(64,203)	31,749
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(480,992)	23,948
Contract asset	252,317	(47,071)
Inventory	80,218	-
Other assets	3,634	91,754
Accounts payable and other liabilities	(764,745)	(212,266)
Net cash provided by operating activities	937,509	673,381
INVESTING ACTIVITIES:
Capital expenditures, net	(510,938)	(174,242)
Net cash used in investing activities	(510,938)	(174,242)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(1,474,715)	(755,016)
Settlement of tax withholding obligations on stock issued to employees	(872,083)	(213,675)
Repayments of notes payable, net	(84,629)	(92,561)
Contingent consideration payments	(154,844)	(47,111)
Other financing activities	-	(5,674)
Net cash used in financing activities	(2,586,271)	(1,114,037)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	213,864	(206,264)
NET DECREASE IN CASH	(1,945,836)	(821,162)
CASH - beginning of the period	14,472,483	4,362,232
CASH - end of the period	$12,526,647	$3,541,070
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$24,909	$-
Dividends declared, not paid	$1,486,709	$767,463
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$34,689	$20,153
Interest	$17,049	$9,741

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net (loss) income.

	Three Months Ended March 31,
	2019	2018
	($ in thousands)
Net revenue	$15,080	$8,307

GAAP net (loss) income	$(296)	$75

(Benefit) provision for income taxes	(41)	47
Net interest expense	17	69
Foreign exchange / other expense	244	(147)
Stock-based compensation expense	758	128
Depreciation and amortization	757	591
Integration, transaction and restructuring costs	205	179
Change in contingent consideration	(64)	32
Adjusted EBITDA	$1,580	$974

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Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

	Three Months Ended March 31,
	2019	2018
	($ in thousands)
Net revenue	$15,080	$8,307

GAAP net (loss) income	$(296)	$75
(Benefit) provision for income taxes	(41)	47
Net interest expense	17	69
Other expense (income) - net	82	(152)
GAAP operating (loss) income	(238)	39
GAAP operating margin	(1.6%)	0.5%

Stock-based compensation expense	758	128
Amortization of purchased intangible assets	486	361
Integration, transaction and restructuring costs	205	179
Change in contingent consideration	(64)	32
Non-GAAP adjusted operating income	$1,147	$739
Non-GAAP adjusted operating margin	7.6%	8.9%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net (loss) income and GAAP net loss per share.

	Three Months Ended March 31,
	2019	2018
	($ in thousands)
GAAP net (loss) income	$(296)	$75

Foreign exchange / other expense	244	(147)
Stock-based compensation expense	758	128
Amortization of purchased intangible assets	486	361
Integration, transaction and restructuring costs	205	179
Change in contingent consideration	(64)	32
Income tax (benefit) expense related to goodwill	(56)	38
Non-GAAP adjusted net income	$1,277	$666

End-of-period shares	12,009,742	11,665,174

Non-GAAP adjusted net income per share	$0.11	$0.06

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of March 31, 2019 and 2018.

	Three Months Ended March 31,
	2019	2018
GAAP net loss attributable to common shareholders, per share	$(0.15)	$(0.06)
Impact of preferred stock dividend	0.13	0.07
Net (loss) income per end-of-period share	(0.02)	0.01

Foreign exchange / other expense	0.02	(0.01)
Stock-based compensation expense	0.06	0.01
Amortization of purchased intangible assets	0.04	0.03
Integration, transaction and restructuring costs	0.02	0.02
Change in contingent consideration	(0.01)	0.00
Income tax (benefit) expense related to goodwill	(0.00)	0.00
Non-GAAP adjusted net income per share	$0.11	$0.06

End-of-period shares	12,009,742	11,665,174

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, restructuring costs and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, restructuring costs and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, restructuring costs changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards, and the related taxes, based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Restructuring costs. Restructuring charges primarily represent employee severance costs, remaining lease and termination fees, disposal of property and equipment and professional fees associated with discontinued facilities and operations. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues of the acquired businesses.

Tax (benefit) expense related to goodwill. Income tax (benefit) expense resulting from the amortization of goodwill related to our acquisitions represents a (benefit) charge to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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